J.B. HUNT TRANSPORT SERVICES, INC.             WERNER ENTERPRISES, INC.
615 J.B. Hunt Corporate Drive                       14507 Frontier Road
Lowell, AR  72745                                       P. O. Box 45308
                                                  Omaha, Nebraska 68145



FOR IMMEDIATE RELEASE
---------------------

Contact for J.B. Hunt:                  Contact for Werner Enterprises:
----------------------                  -------------------------------
Kirk Thompson                                  Robert E. Synowicki, Jr.
President and Chief Executive Officer      Executive Vice President and
(479) 820-8110                                Chief Information Officer
                                                         (402) 894-3000




          J.B. HUNT TRANSPORT SERVICES AND WERNER ENTERPRISES
              ANNOUNCE JOINT AGREEMENT TO SELL A PORTION
                    OF WERNER'S OWNERSHIP INTEREST IN
                         TRANSPLACE TO J.B. HUNT


Omaha, Nebraska, November 15, 2002:
-----------------------------------

      J.B. Hunt Transport Services, Inc. (Nasdaq: JBHT) and Werner Enterprises, Inc. (Nasdaq: WERN), two of the nation's largest truckload transportation companies, today announced that they have reached an agreement in principle to sell a portion of Werner Enterprises' (Werner) ownership interest in Transplace, Inc. to J.B. Hunt Transport Services, Inc. (J.B. Hunt). Prior to the agreement, Werner held a 15.28% equity interest in Transplace. With this agreement, Werner is selling a 10.28% equity interest in Transplace to J.B. Hunt for an undisclosed amount. Werner will remain a 5% owner of Transplace after the sale is completed. The transaction will be effective December 31, 2002. Werner estimates that this transaction will not have a material impact on its results of operations for fourth quarter 2002.

      Kirk Thompson, President and Chief Executive Officer of J.B. Hunt stated, "Throughout the establishment and operation of Transplace as a consortium of carriers, Werner has been a valuable member of the founding group. We consider it a real advantage and privilege to retain Werner as a 5% owner in Transplace, and we expect to continue to work together where appropriate in the logistics arena."

      "We are pleased to reach this agreement with one of our business partners in Transplace, J.B. Hunt Transport Services," said Werner Chairman and Chief Executive Officer, Clarence (C.L.) Werner. "Because of the evolving needs of our customers, the non-compete clause in our original subscription agreement became too restrictive relating to non-asset based transportation services. With this agreement, Werner is restructuring its approach to managing logistics business opportunities, while at the same time retaining an ownership position in Transplace, a company with excellent potential."

      Werner has agreed to relinquish its seat on the Board of Directors of Transplace, which will be transferred to J.B. Hunt. Transplace has agreed to release Werner from any restrictions on competition within the transportation logistics marketplace.

Transplace
----------

      Transplace is a leading provider of transportation logistics services formed by Covenant Transport, Inc.; J.B. Hunt Transport Services, Inc.; Swift Transportation Co., Inc.; U.S. Xpress Enterprises, Inc.; and Werner Enterprises, Inc. on June 30, 2000.

J.B. Hunt Transport Services, Inc.
----------------------------------

     J.B. Hunt Transport Services, Inc. is one of the largest transportation logistics companies in North America with annual revenues of more than $2 billion. The Company operates more than 11,000 trucks and approximately 44,000 trailers and containers. J.B. Hunt creates supply chain value through a variety of engineered, optimal solutions that include truckload and intermodal transportation services, dedicated fleet management, e-business, logistics management and professional services. J.B. Hunt's common stock is traded on The Nasdaq Stock Market under the symbol JBHT and is a component of the Dow Jones Transportation Average. For more information about the company, visit www.jbhunt.com.

Werner Enterprises, Inc.
------------------------

     Werner Enterprises is a full-service transportation company providing truckload services throughout the 48 states, portions of Canada and Mexico. C.L. Werner founded the Company in 1956. Werner is one of the nation's largest truckload carriers with a fleet of 7,950 trucks and 20,200 trailers. Werner Enterprises' common stock is traded on The Nasdaq Stock Market under the symbol WERN. For more information about the company, visit www.werner.com.

      Note: This press release contains forward-looking statements, which are based on information currently available. Actual results could differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Item 7 of the Companies' Annual Reports on Form 10-K for the year ended December 31, 2001. The Companies assume no obligation to update any forward-looking statement to the extent they become aware that it will not be achieved for any reason.